Exhibit 8.4

February 13, 2019

Owens Realty Mortgage, Inc.

2221 Olympic Boulevard

Walnut Creek, California 94595

RE:         United States Federal Income Tax Consequences

Ladies and Gentlemen:

We have acted as counsel to Owens Realty Mortgage, Inc., a Maryland corporation (the “Company”), in connection with the Merger and other transactions contemplated by the Agreement and Plan of Merger, dated as of November 7, 2018 (the “Merger Agreement”), by and among Ready Capital Corporation, a Maryland corporation (“Parent”), ReadyCap Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. This opinion letter is being delivered to be filed as an exhibit to the registration statement on Form S-4 (File No. 333-228769) containing the prospectus/proxy statement of the Company and Parent filed with the Securities and Exchange Commission on December 12, 2018, as amended and supplemented through the date hereof (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meaning given to them in the Merger Agreement.

You have requested that we render the opinion set forth below in connection with the filing of the Registration Statement relating to the Merger.  In rendering our opinion, we have examined and relied upon (i) the Merger Agreement, including the exhibits thereto, (ii) the Registration Statement, (iii) the representation letters provided to us by representatives of each of the Company, Parent and Merger Sub, dated as of the date hereof (the “Representation Letters”), delivered to us for purposes of this opinion letter and (iv) such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below (together with the Merger Agreement, Registration Statement and Representation Letters, the “Documents”). Additionally, we have assumed that the Representation Letters will be re-executed in substantially the same form by the appropriate representatives and that we will render another opinion letter as a condition to the closing of the Merger pursuant to Section 7.3(f) of the Merger Agreement on the Closing Date. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the Documents.

For purposes of this opinion letter, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent

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therewith) that (i) the Merger and other transactions contemplated by the Merger Agreement have been or will be consummated in accordance with the Merger Agreement and as described in the Registration Statement (including satisfaction of all pre-closing covenants) and that such Documents accurately reflect the material facts of such transactions, (ii) that each of the Documents are, and will continue to be, complete and authentic and have been duly authorized, executed and delivered, (iii) that all of the information, facts, statements, representations and covenants contained in each of the Documents are, and will continue to be, true and accurate at all relevant times including as of the Closing, (iv) that the respective parties to each of the Documents and all parties referred to therein have, and will continue to, act in all respects and at all relevant times in conformity with the requirements and provisions of each of the Documents, and (v) that none of the terms and conditions contained in any of the Documents have been or will be waived or modified in any respect.

In addition, with respect to any representations in any of the Documents that are made “to the best knowledge of” or are similarly qualified, we have assumed that such representations are, and will continue to be, accurate, in each case, without such qualification. If any of our assumptions described above are untrue for any reason or if the Merger or any other transaction contemplated by the Merger Agreement is consummated in a manner that is different from the manner in which it is described in any of the Documents, or if there are documents or understandings between the parties that would alter or are inconsistent with the statements made therein, our opinion expressed below may be adversely affected and may not be relied upon.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger,” solely for U.S. federal income tax purposes, we are of the opinion that under current law the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

We do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness, or fairness of the statements contained in the Registration Statement.

Our opinion is based on current provisions of the Code (and the legislative history thereto), Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (both private and public), case law and such other authorities as we have considered relevant, all as in effect and publicly available as of the date hereof.  The authorities upon which our opinion is based are subject to change or differing interpretations, possibly with retroactive effect.

In addition, our opinion is based on the assumption that any conclusion herein, if challenged and litigated, will be properly presented to the applicable court.  Any change in applicable laws or the facts and circumstances surrounding the Merger or any other transaction contemplated by the Merger Agreement, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein.  We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.  Furthermore, our opinion is not binding on the Internal Revenue Service or a court, and there can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if the correctness thereof were challenged in litigation.  Finally, our opinion is limited to the tax matters specifically covered hereby.  No opinion should be inferred as to (i) any other tax consequences of the Merger or any other transaction contemplated by the Merger Agreement or (ii) the tax consequences of the Merger or any other transaction contemplated by the Merger Agreement under any state, local, or foreign law, or with respect to other areas of U.S. federal taxation.

This opinion letter has been prepared for you solely in connection with the filing of the Registration Statement relating to the Merger and may not be relied upon by any other person without our prior written consent. This opinion letter is being delivered prior to the consummation of the Merger and any other transaction contemplated by the Merger Agreement and therefore is prospective and dependent on future events. If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinion may become inapplicable. This opinion letter is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.  As required by the Merger Agreement, it is a condition to the closing of the Merger that another opinion of counsel be delivered at such time regarding the matters described in clause (i) of our opinion above.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Vinson & Elkins LLP under the captions “The Merger—Background of the Merger,” “The Merger—Recommendation of the ORM Board and Its Reasons for the Merger—Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger,” “The Merger—Recommendation of the ORM Board and Its Reasons for the Merger—The Merger Agreement—Conditions to Complete the Merger,” and “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,

/s/ VINSON & ELKINS LLP

Vinson & Elkins LLP